EXHIBIT 99.1

FOR IMMEDIATE RELEASE CONTACTS Ray Davis President & CEO Umpqua Holdings Corporation 503-727-4101 raydavis@umpquabank.com	Dan Sullivan EVP & CFO Umpqua Holdings Corporation 503-727-4103 dansullivan@umpquabank.com

UMPQUA HOLDINGS ANNOUNCES QUARTERLY DIVIDEND

PORTLAND, Ore. – December 12, 2006 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, Inc., today announced that its Board of Directors approved a quarterly cash dividend of $0.18 per common share. The dividend is payable on January 16, 2007 to shareholders of record as of December 29, 2006.

About Umpqua Holdings Corporation

Umpqua Bank, headquartered in Roseburg, Ore., is a subsidiary of Umpqua Holdings Corporation (NASDAQ: UMPQ) and has 131 locations between Sacramento, Calif. and Bellevue, Wash., along the Oregon and Northern California Coast and in Central Oregon. Umpqua Bank has been recognized for its innovative customer experience and creative strategy by leading national publications including the Wall Street Journal, New York Times, BusinessWeek, Fast Company and CNBC. Umpqua Holdings also owns retail brokerage subsidiary Strand, Atkinson, Williams & York, Inc., which has locations in Umpqua Bank stores and in dedicated offices throughout Oregon and Southwest Washington. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquabank.com.